Exhibit 99.1

Correction to Mullen Press Release

Mullen Automotive Inc. (NASDAQ: MULN), is updating its press release with certain corrections as described further below. There are no changes to the financial results for the three months ended Dec. 31, 2023. The prior press release as corrected is set forth in its entirety below.

Mullen Reports Strongest Fiscal Quarter in Company’s History for Three Months Ended Dec. 31, 2023

Company reports financial results and current business update

Stockholders’ equity $271,814,097.00 as of December 31, 2023

BREA, Calif., Feb. 13, 2024 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN), an emerging electric vehicle (“EV”) manufacturer, today announces financial results for the three months ended Dec. 31, 2023, and a business update.

Commenting on the results for the three months ended Dec. 31, 2023, and recent Company developments, CEO and chairman David Michery stated, “We are coming off our strongest quarter to date for vehicle production and deliveries. For the three months ended Dec. 31, 2023, the Company delivered 231 vehicles. For the 12 months ended Sept. 30, 2023, the Company delivered a total of 35 vehicles. Our pivot to focus on commercial EVs last year was a strategic move and has been paying off as we continue to see increased demand across our CAMPUS, Class 1 and Class 3 EVs and PowerUP charging trucks.

Our net loss attributable to common stockholders after preferred dividends was REDUCED from $376.9 million for the three-month period ended Dec. 31, 2022, to $61.4 million for the three-month period ended Dec. 31, 2023.

Michery continued, “At our Tunica plant, we continue to increase our vehicle production capacity with two vehicle lines running concurrently for both Class 1 and Class 3 vehicle assembly. Since starting production, we have invoiced for 396 vehicles, totaling $17.3 million. We now have CARB certification for both our Class 1 EV cargo van and Class 3 EV truck, enabling sales in all 50 states across the U.S.

In Fullerton, California, we continued to make progress at our battery module and pack development facility with focus on reducing our reliance on foreign battery components.

In closing, we continue to make strong progress and advancement across the commercial vehicle segment and entire EV industry overall.”

Correction to Press Release

Exhibit 99.1

This press release has been corrected to include Deferred income taxes of $493,654 in the Consolidated Statement of Cash Flows (unaudited) for the three months ended Dec. 31, 2022, which accordingly changed Non-cash adjustments, Net cash used in operating activities and change in cash for the same period. There is also an immaterial correction under Supplemental Disclosure for Non-Cash Activities for Exercise of warrants recognized earlier as liabilities for the three months ended Dec. 31, 2023 and removal of Right-of-use assets obtained in exchange of operating lease liabilities for the three months ended Dec. 31, 2022. There were no other changes to the press release and results reported for the first quarter of 2024 remain the same, including stockholder’s equity and liquidity. A corrected form of the Consolidated Statement of Cash Flows (unaudited) is included in this release.

Recent Highlights Include:

●	In January 2024, the Company regained compliance with the Nasdaq minimum bid price requirement. The Company expects to regain full Nasdaq compliance following the Feb. 29, 2024, annual stockholder meeting.
●	The Company also achieved important milestones, including receiving CARB, federal EPA and NHTSA certification for its Class 1 and Class 3 vehicles, and IRS approval as a “qualified manufacturer,” making its vehicles eligible for up to $7,500 in federal EV tax credits per vehicle.
●	Mullen announced the completion of a light-weight service truck body for the All-Electric Mullen THREE, which was developed in collaboration with Phenix Truck Bodies & Van Equipment and Knapheide Manufacturing.
●	Mullen Advanced Energy, LLC submitted a pre-application to the U.S. Department of Energy Advanced Technology Vehicles Manufacturing (“ATVM”) Loan Program to support its expansion into domestic battery material processing and manufacturing.

●	In November 2023, Mullen opened a battery module and pack development facility in Fullerton, California, with the goal of scaling U.S.-made EV battery module and pack production. The Company is focused on reducing reliance on foreign battery components.

Mullen Class 1 and 3 Commercial Vehicles

●	Production of the Mullen Class 3 vehicle began in August 2023 and Class 1 vehicle production began in November 2023.
●	As of Jan. 31, 2024, Mullen has invoiced Randy Marion Automotive $17.3 million for Class 1 EV cargo vans, Class 3 EV trucks and CAMPUS EVs.
●	Mullen and RRDS submitted a final Ruling Request Application for substantial transformation of its Class 1 EV cargo van to the U.S. Border Patrol and expects a final ruling by Feb. 20, 2024. If Mullen receives a favorable final ruling, the Company will be immediately eligible to sell Class 1 EV cargo vans to all branches of the U.S. government.

Bollinger Motors - Oak Park, Michigan

Class 4 – 6 Commercial Vehicles | Bollinger B1 SUV and B2 Pick Up Truck

●	Bollinger Motors (“Bollinger”) has received first vehicle orders for 40 B4, Class 4 EV trucks for a combined total order valued at approximately $6.0 million.
●	The Company expects to begin B4, Class 4 vehicle deliveries in the second half of 2024.

Mullen Consumer Vehicle Program - Irvine, California

Mullen FIVE EV Crossover Program

●	Development and production of the high-performance Mullen FIVE RS (“FIVE RS” or “RS”) limited-edition has been fast-tracked for completion and launch in Q4 2025 in the European market. This vehicle will be a limited production run delivering over 200-plus mph and 1.95 sec 0-60 mph.
●	The Company debuted the high-performance Mullen FIVE RS on Jan. 9, 2024, at CES 2024 in Las Vegas.

Mullen-GO(TM)

Mullen’s micro urban commercial delivery vehicle, the Mullen-GO(TM) (“Mullen-GO”), is designed to bridge the gap between the growing demand for quick deliveries and space constraints in dense cities throughout Europe.

●	In 2023, the Company announced a 30-unit purchase order for the Mullen-GO Commercial Urban Delivery EV from Newgate Motor Group (“Newgate”). Newgate, one of Ireland’s most recognized dealership groups, has been named to lead marketing, sales, distribution, and servicing for the Mullen-GO in Ireland and the United Kingdom.

Fullerton Battery Tech Assembly Facility

●	In November 2023, Mullen opened a battery module and pack development facility in Fullerton, California, with focus on scaling U.S.-made EV battery module and pack production.
●	The Company is focused on reducing reliance on foreign battery components.

Solid-State Polymer Battery Pack Update

●	In December 2023, Mullen completed the solid-state polymer cell to vehicle pack integration for the Mullen ONE EV cargo van.
●	Battery pack testing began and is on track for road testing in the first quarter of calendar 2024. The solid-state battery pack is expected to increase range to more than 190 miles, a 73% increase from the current range, providing a superior, clean and safe alternative to current lithium-ion batteries and representing a significant increase over industry standards.

Financial Results – Three Months Ended Dec. 31, 2023

The net loss attributable to common stockholders after preferred dividends was approximately $61.4 million, or $15.32 net loss per share, for the three months ended Dec. 31, 2023, as compared to a net loss attributable to common stockholders after preferred dividends of approximately $376.9 million, or $6,233.08 loss per share, for the three months ended Dec. 31, 2022. Share counts were adjusted retroactively for reverse stock splits effectuated during calendar year ended Dec. 31, 2023.

For the quarter ended Dec. 31, 2023, we delivered to a dealer 231 vehicles valued at $11.9 million. The Company has deferred the revenue and accounts receivable recognition on the $11.9 million invoiced until paid and the return provision on the vehicles are nullified by the dealer’s sale of vehicle to the end user.

During January 2024, we delivered an additional 130 (“UD1”) vehicles valued at $4.4 million. Revenue and accounts receivable were similarly deferred until paid and the dealer’s return provisions expire.

Through Jan. 31, 2024, the Company has deferred revenue and accounts receivable recognition, pending remaining payment due and return provision expiration, on 371 vehicles valued at $16.9 million as follows:

(dollars in thousands)

	Units delivered	Amount Invoiced
Total Vehicles Invoiced	396	$17,298.1
Revenue Recognized	25	$366.0
Revenue to be Recognized		$16,932.1

Invoiced for the year ended September 30, 2023

			Revenue
Type	Units delivered	Amount Invoiced	recognized
Urban Delivery (UD0)	25	$366.0	$366.0
Mullen 3 (UU)	10	$652.2	$-
Total	35	$1,018.2	$366.0

Invoiced for the quarter ended December 31, 2023

			Revenue
Type	Units delivered	Amount Invoiced	Recognized
Mullen 3 (UU)	131	$8,543.8	$-
Urban Delivery (UD1)	100	$3,363.5	$-
Total	231	$11,907.3	$-

Invoiced in January 2024

			Revenue
Type	Units delivered	Amount Invoiced	recognized
Urban Delivery (UD1)	130	$4,372.6	$-
Total	130	$4,372.6	$-

The total cash spend (sum of operating and investing activities) for the three months ended Dec. 31, 2023 and 2022, was $66.8 million and $127.0 million, respectively.

	Three Months Ended December 31,
	2023	2022
Net loss	$(63,993,379)	$(378,460,745)
Non-Cash Adjustments	23,284,793	347,251,996
Working Capital Investment	(19,182,967)	(2,018,943)
Net cash used in operating activities	$(59,891,553)	$(33,227,692)
Net cash used in investing activities	$(6,865,681)	$(93,718,182)
Net cash provided by financing activities	$-	$150,000,000
Change in cash	$(66,757,234)	$23,054,126

The detail of non-cash adjustments to Statements of Operations for quarters ended Dec. 31, 2023 and 2022 are as follows:

Adjustments to reconcile net loss to net cash used in operating activities:

	Three Months Ended December 31,
	2023	2022
Stock-based compensation	$13,903,416	$40,753,410
Revaluation of derivative liabilities	6,728,981	40,781,976
Depreciation and amortization	4,343,960	4,794,327
Amortization of debt discount	160,664	74,577
Deferred income taxes	(1,726,238)	(493,654)
Loss/(gain) on asset disposal	(125,990)	-
Other financing costs - initial recognition of derivative liabilities	-	255,960,025
Gain on conversion of derivative liabilities to common stock	-	(9,965,728)
Non-cash financing loss on over-exercise of warrants	-	8,934,892
Loss/(gain) on extinguishment of debt	-	6,412,171
	$23,284,793	$347,251,996

We invested an additional $19.2 million and $2.0 million in working capital during the three months ended Dec. 31, 2023 and 2022, respectively. The Company invested $13.9 million for inventory for the three months ended Dec. 31, 2023. Details of changes in working capital are as follows:

Changes in operating assets and liabilities:

	Three Months Ended December 31,
	2023	2022
Accounts receivable	$671,750	$-
Inventories	(13,912,516)	-
Prepaids and other assets	(1,781,132)	(8,457,324)
Accounts payable	1,317,232	7,724,852
Accrued expenses and other liabilities	(3,044,392)	(1,576,292)
Right of use assets and lease liabilities	(2,433,909)	289,821
	$(19,182,967)	$(2,018,943)

Turning to our balance sheets and liquidity, we had $47.1 million and $58.5 million of working capital at Dec. 31, 2023, and Sept. 30, 2023, respectively. We had total cash of $88.9 million at Dec. 31, 2023, versus $155.7 million at Sept. 30, 2023. The Company expects to close on its $32 million loan in February 2024, increasing usable capital for vehicle production.

Current notes payables were $7.6 million and $7.5 million on Dec. 31, 2023, and Sept. 30, 2023, respectively.  Subsequent to Dec. 31, 2023, we paid off $5.0 million in current notes payable that was secured by a mortgage on our Tunica, Mississippi facility.

Total stockholders’ equity remained relatively flat at $271.8 million for Dec. 31, 2023, versus $272.8 million for Sept. 30, 2023.

Following are our Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the quarters ended Dec. 31, 2023 and 2022.

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2023	September 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$81,512,264	$155,267,098
Restricted cash	7,426,972	429,372
Accounts receivable	—	671,750
Inventory	30,719,529	16,807,013
Prepaid expenses and prepaid inventories	23,863,455	24,955,223
TOTAL CURRENT ASSETS	143,522,220	198,130,456

Property, plant, and equipment, net	86,916,241	82,032,785
Intangible assets, net	103,569,927	104,235,249
Related party receivable	2,733,998	2,250,489
Right-of-use assets	13,400,598	5,249,417
Goodwill, net	28,846,832	28,846,832
Other non-current assets	2,186,704	960,502
TOTAL ASSETS	$381,176,520	$421,705,730

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$15,458,604	$13,175,504
Accrued expenses and other current liabilities	38,166,937	41,201,929
Dividends payable	423,163	401,859
Derivative liabilities	20,714,620	64,863,309
Liability to issue shares	11,489,068	9,935,950
Lease liabilities, current portion	2,137,882	2,134,494
Notes payable, current portion	7,622,156	7,461,492
Refundable deposits	426,972	429,372
Other current liabilities	—	7,000
TOTAL CURRENT LIABILITIES	96,439,402	139,610,909
Liability to issue shares, net of current portion	1,527,153	1,827,889
Lease liabilities, net of current portion	9,230,806	3,566,922
Deferred tax liability	2,165,062	3,891,900
TOTAL LIABILITIES	$109,362,423	$148,897,620
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 500,000,000 preferred shares authorized;
Preferred Series D; 437,500,001 shares authorized; 363,097 and 363,097 shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively (preference in liquidation of $159,000 and $159,000 at December 31, 2023 and September 30, 2023, respectively)	363	363
Preferred Series C; 40,000,000 shares authorized; 1,211,757 and 1,211,757 shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively (preference in liquidation of $10,696,895 and $10,696,895 at December 31, 2023 and September 30, 2023, respectively)	1,212	1,212
Preferred Series A; 200,000 shares authorized; 648 and 648 shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively (preference in liquidation of $836 and $836 at December 31, 2023 and September 30, 2023, respectively)	1	1
Common stock; $0.001 par value; 5,000,000,000 and 5,000,000,000 shares authorized at December 31, 2023 and September 30, 2023, respectively; 5,884,691 and 2,871,707 shares issued and outstanding at December 31, 2023 and September 30, 2023 respectively (*)	5,885	2,872
Additional paid-in capital (*)	2,134,106,479	2,071,110,126
Accumulated deficit	(1,923,556,935)	(1,862,162,037)
TOTAL STOCKHOLDERS' EQUITY ATTRIBUTABLE TO THE COMPANY'S STOCKHOLDERS	210,557,005	208,952,537
Noncontrolling interest	61,257,092	63,855,573
TOTAL STOCKHOLDERS' EQUITY	271,814,097	272,808,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$381,176,520	$421,705,730

(*) Adjusted retroactively for reverse stock splits

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,
	2023	2022
Operating expenses:
General and administrative	$43,234,052	$64,996,011
Research and development	16,169,967	8,622,009
Loss from operations	(59,404,019)	(73,618,020)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	—	(255,960,025)
Loss on derivative liability revaluation	(6,728,981)	(40,781,976)
Loss on extinguishment of debt, net	—	(6,412,170)
Gain on sale of fixed assets	75,990	—
Gain on lease termination	50,000	—
Interest expense	(258,023)	(2,828,089)
Other income, net	545,416	645,881
Net loss before income tax benefit	(65,719,617)	(378,954,399)

Income tax benefit	1,726,238	493,654
Net loss	$(63,993,379)	$(378,460,745)

Net loss attributable to noncontrolling interest	(2,598,481)	(2,184,959)
Net loss attributable to stockholders	$(61,394,898)	$(376,275,786)

Accrued accumulated preferred dividends	(21,303)	(638,677)
Net loss attributable to common stockholders after preferred dividends	$(61,416,201)	$(376,914,463)

Net Loss per Share	$(15.32)	$(6,233.08)

Weighted average shares outstanding, basic and diluted	4,007,791	60,470

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(63,993,379)	$(378,460,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	13,903,416	40,753,410
Revaluation of derivative liabilities	6,728,981	40,781,976
Depreciation and amortization	4,343,960	4,794,327
Amortization of debt discount	160,664	74,577
Deferred income taxes	(1,726,238)	(493,654)
Other gains	(125,990)	—
Other financing costs - initial recognition of derivative liabilities	—	255,960,025
Gain on conversion of derivative liabilities to common stock	—	(9,965,728)
Non-cash financing loss on over-exercise of warrants	—	8,934,892
Loss on extinguishment of debt	—	6,412,171

Changes in operating assets and liabilities:
Accounts receivable	671,750	—
Inventories	(13,912,516)	—
Prepaids and other assets	(1,781,132)	(8,457,324)
Accounts payable	1,317,232	7,724,852
Accrued expenses and other liabilities	(3,044,392)	(1,576,292)
Right of use assets and lease liabilities	(2,433,909)	289,821
Net cash used in operating activities	(59,891,553)	(33,227,692)

Cash Flows from Investing Activities
Purchase of equipment	(6,865,681)	(726,482)
Purchase of intangible assets	—	(74,826)
ELMS assets purchase	—	(92,916,874)
Net cash used in investing activities	(6,865,681)	(93,718,182)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	—	150,000,000
Net cash provided by financing activities	—	150,000,000

Change in cash	(66,757,234)	23,054,126
Cash and restricted cash (in amount of $429,372), beginning of period	155,696,470	84,375,085
Cash and restricted cash (in amount of $7,426,972), ending of period	$88,939,236	$107,429,211

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$—	$3,056

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	$50,877,669	$84,799,179
Right-of-use assets obtained in exchange of operating lease liabilities	$8,932,159	$-
Convertible notes and interest - conversion to common stock	$-	$59,402,877
Debt conversion to common stock	$-	$1,096,787

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban

Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. During 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to (i) whether increased demand across CAMPUS, Class 1 and Class 3 EVs and PowerUP charging trucks will continue; (ii) whether Mullen will achieve its battery module and pack development objectives, including the timing and anticipated range increases for the development of the solid-state battery packs; (iii) whether the Company will regain full Nasdaq compliance as expected; (iv) the outcome of Mullen Advanced Energy’s pre-application to the U.S. Department of Energy Advanced Technology Vehicles Manufacturing Loan Program; (v) the timing and outcome of the Mullen and RRDS final Ruling Request Application regarding its Class 1 EV cargo van; (vi) the timing and outcome of Bollinger B4 production and deliveries; (vii) whether the projected timelines for the development and production of the high-performance Mullen FIVE RS limited-edition will be realized; (viii) whether the Mullen-GO will prove successful; (vix) the timing of manufacturing, production and availability of Mullen vehicles to customers, including future vehicle production capacity for the Class 1 Class 3 and B4, Class 4 vehicles, and timely completion and launch of Mullen FIVE RS in the European market;; (x) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (xi) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (xii) Mullen’s ability to successfully expand in existing markets and enter new markets; (xiii) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (xiv) unanticipated operating costs, transaction costs and actual or contingent liabilities; (xv) the ability to attract and retain qualified employees and key personnel; (xvi) adverse effects of increased competition on Mullen’s business; (xvii) changes in government licensing and regulation that may adversely affect Mullen’s business; (xviii) the risk that changes in consumer behavior could adversely affect Mullen’s business; (xix) Mullen’s ability to protect its intellectual property; and (xx) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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Los Angeles, California
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